Exhibit 99.2


Supplemental Regulation FD Information

         In this supplemental information, "PanAmSat", "the Company", "we", "us" and "our" refer to PanAmSat Corporation and its subsidiaries, unless the context otherwise requires or it is otherwise indicated; "the DIRECTV Group" refers to The DIRECTV Group, Inc.; and "DTVLA" refers to DIRECTV Latin America LLC.

         Pursuant to agreements entered into in April and May 2004, affiliates of Kohlberg Kravis Roberts & Co. L.P., or KKR, The Carlyle Group, or Carlyle, and Providence Equity Partners, Inc., or Providence, agreed to enter into a series of transactions, collectively referred to as the "Transactions", that will result in an entity affiliated with KKR owning approximately 44% of our outstanding common stock and entities affiliated with Carlyle and Providence each owning approximately 27% of our common stock, with the remainder held by certain members of management. We collectively refer to KKR, Carlyle and Providence as the "Sponsors" in this supplemental information.

         After the Transactions, we expect to have indebtedness of approximately $4.2 billion outstanding (including amounts undrawn under a revolving credit facility), consisting of:

     o new senior secured credit facilities with $2,660 million of term loans and a $250 million revolving credit facility;

     o    up to $1,010 million of new senior unsecured indebtedness; and

     o    approximately $275 million of existing senior secured notes.

         On June 9, 2004, we repaid our existing Term B-1 Facility (approximately $349.1 million). The Sponsors, together with certain members of management, expect to provide approximately $550 million of equity in the aggregate (subject to closing adjustments).

         As of March 31, 2004, we had approximately $4.7 billion in contracted backlog. We expect to enter into new contractual arrangements with affiliates of the DIRECTV Group in connection with the Transactions that would have increased our backlog by approximately $659 million as of March 31, 2004 had these agreements been in effect on such date.

         These anticipated new contractual arrangements would extend certain transponder and telemetry, tracking & control service ("TT&C") agreements and provide guarantees and other contractual protections relating to the two Latin American direct-to-home platforms we service. Management believes that these anticipated guarantees and other contractual arrangements will, when executed, substantially reduce credit risks associated with those direct-to-home platforms and protect us against the possible future impact of those platforms.


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                                                                             2


         For the twelve months ended March 31, 2004, we generated total revenues of $836.7 million and Adjusted EBITDA (as defined below) of $633.3 million. Financial data for the twelve months ended March 31, 2004 have been prepared by adding the statement of income data for the year ended December 31, 2003 and the statement of income data for the three month period ended March 31, 2004 and subtracting the statement of income data for the three month period ended March 31, 2003.

         EBITDA, a measure used by management to measure operating performance, is defined as net income plus net interest expense, income tax expense (benefit) and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under our anticipated financing agreements. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and the calculation of certain financial measures in the agreements governing our anticipated financing arrangements. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management's discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, these presentations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The following table sets forth a reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated:



                                                                                                Three Months Ended
                                                     Year Ended December 31,                        March 31,
                                        --------------------------------------------------      ------------------
                                        1999       2000        2001       2002        2003       2003        2004
                                        ----       ----        ----       ----        ----       ----        ----
                                                                           (In thousands)
Reconciliation of Net Income (loss)
  to EBITDA:

Net income (loss) ................    $ 122,237  $ 125,597   $  30,604  $  85,048   $ 99,532   $  30,858   $ (31,929)
Interest expense, net ............      112,002    128,205     111,153    142,470    143,632      34,275      31,086
Income tax expense (benefit)......      104,127    102,761      23,562     28,350     35,010      11,142     (28,080)
Depreciation and amortization.....      280,472    337,450     414,744    335,717    312,833      72,267      75,335
                                      ---------  ---------   ---------  ---------   --------   ---------   ---------
EBITDA............................    $ 618,838  $ 694,013   $ 580,063  $ 591,585   $591,007   $ 148,542   $  46,412
                                      =========  =========   =========  =========   ========   =========   =========


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                                                                             3

Reconciliation of EBITDA to
  Adjusted EBITDA:

EBITDA............................    $ 618,838  $ 694,013   $ 580,063  $ 591,585   $591,007   $ 148,542   $  46,412
Adjustment of  sales-type leases to
   operating leases (a)...........       22,228     23,548      21,950     22,442     22,858       5,497       6,090
Elimination of new sales-type
   leases (b) ....................           --   (105,990)    (32,715)        --         --          --          --
Loss on conversion of sales-type
   leases  (c)....................           --         --          --     18,690         --          --          --
Satellite impairment (d)..........           --         --          --         --         --          --      99,946
Gain on satellite insurance claims
   (e)............................           --     (3,362)         --    (40,063)        --          --          --
Restructuring charges (f).........           --         --       8,223     13,708      4,227          --       1,855
Reserves for long-term receivables
   and sales-type lease adjustments
   (g)............................           --         --          --      5,750       (632)      2,112          --
Reversal of allowance for customer
   credits (h)....................           --         --          --         --      8,100          --       2,700
Investments (i)...................           --         --          --      5,000      1,800          --          --
Leaseback expense, net of deferred                                  --
   gains (j)......................       15,391         -- --                  --         --          --          --
Other items (k)...................           --         --         681      3,917      5,687      (1,097)     (1,737)
                                      ---------  ---------   ---------  ---------   --------   ----------  ----------
Adjusted EBITDA...................    $ 656,457  $ 608,209   $ 578,202  $ 621,029   $633,047   $ 155,054   $ 155,266
                                      =========  =========   =========  =========   ========   =========   =========

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                                                                             4


(a) For all periods presented, adjustment of sales-type leases to operating leases represents the portion of the periodic sales-type lease payments that are recorded against the principal balance outstanding. These amounts would be recorded as additional operating lease revenues if these agreements were accounted for as operating leases instead of sales-type leases. These adjustments have the effect of including the principal portion of our sales-type lease payments in the period during which cash is collected.

(b) For fiscal 2000, elimination of sales-type leases consists of new sales-type lease revenues of $165.8 million. These revenues were offset by related costs of sales-type leases of $59.8 million recorded during fiscal 2000. For fiscal 2001, elimination of sales-type leases consists of one new sales-type lease agreement entered into in July 2001 with new sales-type lease revenues of $45.5 million offset by related cost of sales-type leases of $12.8 million. These adjustments reverse the impact of our new sales-type lease entered into during fiscal 2001 and fiscal 2000. In footnote (a) above, we present an adjustment to reflect our sales-type leases as if they were operating leases.

(c) For fiscal 2002, loss on conversion of sales-type leases represents the non-cash loss of $18.7 million incurred upon the conversion of one of our customer's sales-type lease agreements to operating leases. The loss includes the write-off of the related sales-type lease receivable less the cost of the transponders recorded on our books as satellites at the time of the conversion.

(d) For the three months ended March 31, 2004, satellite impairment represents the pre-tax impairment charge related to the anomalies experienced by our PAS-6 satellite during the quarter ended March 31, 2004, which resulted in this satellite being de-orbited on April 2, 2004.

(e) For fiscal 2000, gain on satellite insurance claims represents the $3.4 million gain recorded during 2000 related to insurance proceeds received for our Galaxy 7 satellite. For fiscal 2002, gain on satellite insurance claims represents the gain recorded during the first quarter of 2002 related to additional insurance proceeds received for our Galaxy 7 satellite. This gain reflects insurance proceeds of $215.0 million and the write-off of approximately $175.0 million of net assets related to the PAS-7 satellite.

(f) For all periods presented, restructuring costs represents severance costs, leasehold termination costs and other facility closure costs. See note 11 to our audited consolidated financial statements included in our Form 10-K for fiscal 2003 and note 8 to our unaudited consolidated financial statements included in our Form 10-Q for the quarter ended March 31, 2004 for a description of these items, each filed with the Securities and Exchange Commission.

(g) For all periods presented, reserves for long-term receivables and sales-type lease adjustments represents the amount of customer-related long-term receivables that were evaluated as uncollectible and were partially or fully reserved for during the period. In addition, in 2002, additional reserves for sales-type leases were recorded based on the credit evaluation of certain customers. The fiscal 2003 amount represents the receipt of customer payments related to balances previously reserved for, as well as reductions in the reserves for sales type leases due to our belief that certain customers had improved credit outlook. These 2003 reserve reductions and collections were partially offset by amounts reserved for in 2003.

(h) We recorded an allowance for customer credits related to receivables from certain customers affiliated with the DIRECTV Group as collectability was not reasonably assured. In connection with the Transactions, we expect the DIRECTV Group to guarantee the affiliates performance under these contracts. The adjustments represent the amount of revenue that would have been recognized had the allowance for customer credits not been recorded.

(i) We reserved for two of our investments that were accounted for using the cost method to reflect our assessment of their current market values. These investment reserves were recorded in fiscal 2002 and fiscal 2003.

(j) For fiscal 1999 represents leaseback expense recorded in relation to our early buy-out of a sale-leaseback agreement.

(k) For fiscal 2001, other items consist of $0.7 million of management retention bonuses related to prior acquisitions. For fiscal 2002, other items consist of (i) $2.2 million of loss on disposal of assets and (ii) $1.7 million of transaction costs related to acquisitions not consummated. For fiscal 2003, other items consist of (i) $2.2 million of management retention bonuses, (ii) $1.8 million of non-cash stock compensation expense, (iii) $1.6 million of transaction costs related to acquisitions not consummated, (iv) $1.5 million of loss on disposal of assets, offset by $1.4 million of gain related to the termination of the Galaxy 8-iR construction contract. For the three months ended March 31, 2003, other items consist of $1.4 million of gain related to the termination of the Galaxy 8-iR construction contract offset by $0.3 million of transaction costs related to acquisitions not consummated. For the three months ended March 31, 2004, other items consist of (i) $1.4 million gain on disposal of assets and (ii) $1.3 million of unusual reserve adjustments, offset by (i) $0.7 million of non-cash stock compensation expense, (ii) $0.2 million of loss from an investment accounted for by the equity method, and (iii) $0.1 million of transaction costs related to acquisitions not consummated.

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                                                                             5


Special Note Regarding Forward-Looking Statements

         This exhibit contains certain forward-looking statements, including, without limitation, statements concerning the conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy and product development efforts. The words "may", "might", "will", "should", "estimate", "project", "plan", "anticipate", "expect", "intend", "outlook", "believe" and other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

         The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements:

o    risks associated with operating our in-orbit satellites;

o satellite launch failures, satellite launch and construction delays and in-orbit failures or reduced performance;

o our ability to obtain new or renewal satellite insurance policies on commercially reasonable terms or at all;

o possible future losses on satellites that are not adequately covered by insurance;

o    domestic and international government regulation;

o    changes in our contracted backlog for future services;

o    pricing pressure and overcapacity in the markets in which we compete;

o    inadequate access to capital markets;

o    competition;

o our international operations and other uncertainties associated with doing business internationally;

o    our high level of indebtedness;

o    control by our controlling stockholders; and

o    litigation.


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                                                                             6


         We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this exhibit may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.